Exhibit 10.3

Execution Version

PRIVATE PLACEMENT UNIT PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT UNIT PURCHASE AGREEMENT, dated as of August 17, 2026 (as it may from time to time be amended, this “Agreement”), is entered into by and between Karman Line Acquisition Corp., a Cayman Islands exempted company, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC and Clear Street LLC (the “Purchasers”) as set forth on Schedule A attached hereto.

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of (1) one Class A ordinary share, par value $0.0001 per share, of the Company (an “Ordinary Share”), and (2) one-half of one redeemable warrant (a “Warrant”) to purchase Ordinary Share (a “Warrant Share”) to be governed by the Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”),. Each whole Warrant entitles the holder to purchase one Ordinary Share at an exercise price of $11.50 per Ordinary Share. The Purchasers have agreed to purchase an aggregate of 200,000 private placement units (or 230,000 private placement units if the underwriter’s over-allotment option is exercised in full) in the amounts set forth opposite their respective names on Schedule A (the “Private Placement Units”), each Private Placement Unit comprised of one Ordinary Share (the “Private Placement Shares”) one-half of one redeemable Warrant (the “Private Placement Warrants”) to purchase one Ordinary Share (the “Private Placement Warrant Shares”), as provided in the registration statement in connection with the Public Offering, for a purchase price of $2,000,000 (or $2,300,000 private units if the underwriter’s over-allotment option is exercised in full), or $10.00 per unit.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Authorization, Purchase and Sale; Terms of the Private Placement Units.

Authorization of the Private Placement Units. The Company has duly authorized the issuance and sale of the Private Placement Units to the Purchasers.

Purchase and Sale of the Private Placement Units.

On the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchasers and the Company (the “Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, an aggregate of 200,000 private placement units (or 230,000 private placement units if the underwriter’s over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $2,000,000 (or $2,300,000 if the underwriter’s over-allotment option is exercised in full) (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company at least one business day prior to the Closing Date in accordance with the Company’s wiring instructions. On the Closing Date, upon the payment by the Purchasers of the Purchase Price, the Company, at its option, shall deliver a certificate evidencing the Private Placement Units purchased by the Purchasers on such date duly registered in the Purchasers’ name to the Purchasers, or effect such delivery in book-entry form.

Terms of the Private Placement Units, Private Placement Warrants.

Each Private Placement Unit shall have the terms set forth herein.

Each Private Placement Warrant shall have the terms set forth in the Warrant Agreement.

At the time of the closing of the Public Offering, the Company and the Purchasers shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchasers relating to the Private Placement Units, the Private Placement Shares, the Private Placement Warrants and the Private Placement Warrant Shares (together, the “Securities”).

Waiver of Liquidation Distributions; Redemption Rights.

In connection with the Securities purchased pursuant to this Agreement, the Purchasers hereby waive any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the Public Offering will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Purchasers purchase securities in the Public Offering or in the aftermarket, any Ordinary Shares so purchased (the “Public Shares”), shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Purchasers have the right to redeem any Ordinary Shares held by it in exchange for funds held in the Trust Account except Public Shares redeemed by the Company in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination.

Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Private Placement Units, the Company hereby represents and warrants to the Purchasers (which representations and warranties shall survive the Closing Date) that:

Incorporation and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

Authorization; No Breach.

The execution, delivery and performance of this Agreement and the Private Placement Units have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Units, the Private Placement Shares, Private Placement Warrants, and Private Placement Warrant Shares, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date.

The execution and delivery by the Company of this Agreement and the Private Placement Units, the issuance and sale of the Private Placement Units, the issuance of the Private Placement Shares and Private Placement Warrant comprising the Private Placement Units, the issuance of the Private Placement Warrant Shares and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s equity or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Amended and Restated Memorandum and Articles of Association of the Company in effect on the date hereof or as may be amended at or prior to completion of the contemplated Public Offering, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Warrant Agreement and the Amended and Restated Memorandum and Articles of Association of the Company, as the case may be, each of the Securities will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Private Placement Units, the Private Placement Shares, the Private Placement Warrants, and the Warrant Shares, shall have been reserved for issuance. Upon issuance in accordance with the terms hereof and the Warrant Agreement, the Purchasers will have or receive good title to the Private Placement Units, the Private Placement Shares, the Private Placement Warrants and the Warrant Shares, free and clear of all liens, claims and encumbrances of any kind other than (i) transfer restrictions hereunder and pursuant to the insider letter to be entered into on or prior to the closing of the Public Offering and (ii) transfer restrictions under federal and state securities laws. Upon issuance in accordance with the terms hereof, the Purchasers will have or receive good title to the Private Placement Units, and the Private Placement Shares, free and clear of all liens, claims and encumbrances of any kind other than (i) transfer restrictions hereunder and pursuant to the insider letter to be entered into on or prior to the closing of the Public Offering and (ii) transfer restrictions under federal and state securities laws.

Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Regulation D Qualification. Neither the Company nor, to its knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Representations and Warranties of the Purchasers. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Units to the Purchasers, the Purchasers hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

Organization and Requisite Authority. The Purchasers possess all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

Authorization; No Breach.

This Agreement constitutes a valid and binding obligation of the Purchasers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

The execution and delivery by the Purchasers of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchasers do not and shall not as of each Closing Date conflict with or result in a breach by the Purchasers of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchasers are subject.

Investment Representations.

The Purchasers are acquiring the Securities, for the Purchasers’ own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

Each of the Purchasers is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D, and none of the Purchasers have experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

The Purchasers understand that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchasers’ compliance with, the representations and warranties of the Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchasers to acquire such Securities.

The Purchasers did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

The Purchasers have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchasers. The Purchasers have been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchasers understand that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

The Purchasers understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchasers nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

The Purchasers understand that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. While the Purchasers understand that Rule 144 under the Securities Act is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, the Purchasers understand that Rule 144 includes an exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

The Purchasers have such knowledge and experience in financial and business matters, know of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, are capable of evaluating the merits and risks of an investment in the Securities and are able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchasers have adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchasers can afford a complete loss of its investment in the Securities.

Conditions of the Purchasers’ Obligations. The obligation of the Purchasers to purchase and pay for the Private Placement Units is subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

Warrant Agreement. The Company shall have entered into the Warrant Agreement on terms satisfactory to the Purchasers.

Conditions of the Company’s Obligations. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

Performance. The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchasers on or before such Closing Date.

Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Units hereunder.

No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

Warrant Agreement. The Company shall have entered into the Warrant Agreement on terms satisfactory to the Company.

Termination. This Agreement may be terminated at any time after August 31, 2026 upon the election by either the Company or the Purchasers upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the registration statement on Form S-1 the Company has filed with the U.S. Securities and Exchange Commission, under the Securities Act.

Miscellaneous.

Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchasers to affiliates thereof (including, without limitation one or more of its members).

Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

KARMAN LINE ACQUISITION CORP

By:	/s/ Richard Davis
Name:	Richard Davis
Title:	Chief Executive Officer

PURCHASERS:

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC

By:	/s/ Jerry Serowik
Name:	Jerry Serowik
Title:	Head of Cohen & Company Capital Markets

Clear Street LLC

By:	/s/ Ryan J Gerety
Name:	Ryan J Gerety
Title:	Chief Operating Officer

[Signature Page to Private Placement Unit Purchase Agreement]

Schedule A

Purchaser	Private Placement Units	Price Per Unit	Total Purchase Price
Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC	190,000 (or up to 218,500 units if the over-allotment option is exercised in full)	$10.00	$1,900,000 (or up to $2,185,000 units if the over-allotment option is exercised in full)
Clear Street LLC	10,000 (or up to 11,500 units if the over-allotment option is exercised in full)	$10.00	$190,000 (or up to $218,500 units if the over-allotment option is exercised in full)

Sch. A-1